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EXHIBIT 99.1

GOLDEN  APPLE HOLDING CO.
BALANCE SHEET
AS OF DECEMBER 31, 2002

ASSETS
     CURRENT ASSETS
         Checking and Savings Bank Account                       $    29,875.65
                                                                 ---------------
         Total Checking and Savings                              $    29,875.65

         Other Current Assets
             2% Comissions                                       $ 2,000,000.00
             Reinsurance book                                    $   500,000.00
                                                                 ---------------
         Total Other Current Assets                              $ 2,500,000.00
                                                                 ---------------
         Total Current Assets                                    $ 2,529,875.65

         Fixed Assets
             Cabling                                             $   125,000.00
             Data Entry                                          $   250,000.00
             Hardware/Software                                   $   200,000.00
                                                                 ---------------
         Total Fixed Assets                                      $   575,000.00

         Other Assets
             Cost of Capital                                     $   100,000.00
                                                                 ---------------
         Total Other Assets                                      $   100,000.00
                                                                 ---------------
     TOTAL ASSETS                                                $ 3,204,875.65
                                                                 ===============

LIABITITIES AND EQUITY

     LIABILITIES
         Current Liabilities
             Other Current Liabilities

             Due to FPJ, Inc.                                    $   125,000.00
             Due to Jacobo Lederman                              $   250,000.00
             Kimberly Kempson Public Relations                   $   100,000.00
             OASIS Computer Systems                              $   200,000.00
             Wages Payable                                       $    45,416.67
                                                                 ---------------
             Total Other Current Liabilities                     $   720,416.67

         Total Other Current Liabilities                         $   720,416.67

         Long Term Liabilities
             Revoc, Inc.                                         $   150,000.00
                                                                 ---------------
         Total Long Term Liabilities                             $   150,000.00

     Total Liabilities                                           $   870,416.67

     EQUITY
         Capital                                                 $ 2,500,000.00
         Retained earnings                                       $   165,541.00
                                                                 ---------------
         Total Earnings                                          $ 2,334,458.96

     TOTAL LIABILITIES AND EQUITY                                $ 3,204,875.65
                                                                 ===============

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GOLDEN APPLE HOLDING COMPANY
PROFIT AND LOSS
AS OF DECEMBER 31, 2002


Net Income                                                       $         0.00


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GOLDEN APPLE HOLDING COMPANY
STATEMENT OF CASH FLOWS
AS OF DECEMBER 31, 2002


Cash at the beginning of the period                              $    29,875.65
                                                                 ---------------
Cash at the end of the period                                    $    29,875.65